UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

HARBOR ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	56-2518836
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Boston Place, Suite 3630 Boston, Massachusetts	02108
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units	American Stock Exchange

Common Stock, $0.001 par value	American Stock Exchange

Warrants	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-126300 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the heading Description of Securities in the registration statement to which this Form 8-A relates (File No. 333-126300). This information is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

*3.1	Certificate of Incorporation.

*3.2	Bylaws.

*4.1	Specimen Unit Certificate.

*4.2	Specimen Common Stock Certificate.

*4.3	Specimen Warrant Certificate.

*4.3	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

*      Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-126300

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 29, 2005	HARBOR ACQUISITION CORPORATION

	By:	/s/ Robert J. Hanks
Robert J. Hanks
Chairman of the Board and Chief Executive Officer